Exhibit 99.1

Verisk Analytics, Inc. Announces Proposed Offering of Class A Common Stock

JERSEY CITY, N.J., May 4, 2015 — Verisk Analytics, Inc. (Nasdaq: VRSK) (the “Company”), a leading data analytics provider, today announced that it plans to commence an offering of $675,000,000 of its Class A common stock (the “Common Stock”). The Company expects to grant the underwriters a 30-day option to purchase additional shares of Common Stock representing an aggregate amount of up to approximately $67,500,000.

The Company intends to use the net proceeds of this offering, together with the net proceeds of an offering of debt in the form of notes and borrowings under its revolving credit facility and cash on hand, to finance the acquisition of Wood Mackenzie Limited.

BofA Merrill Lynch, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. are acting as joint book-running managers for the offering.

The offering of these securities is made only by means of a prospectus. Copies may be obtained by contacting BofA Merrill Lynch, 222 Broadway, New York, NY 10038 Attn: Prospectus Department, e-mail dg.prospectus_requests@baml.com or Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, New York 10014 Attn: Prospectus Department. The Common Stock is being offered pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on March 28, 2014.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Common Stock, nor will there be any sale of the Common Stock in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer, solicitation or sale of the Common Stock will be made only by means of the prospectus supplement and the accompanying prospectus.

About Verisk Analytics

Verisk Analytics (Nasdaq:VRSK) is a leading data analytics provider serving customers in insurance, healthcare, financial services, government and risk management. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on vast industry expertise and unique proprietary data sets to provide predictive analytics and decision support solutions in fraud prevention, actuarial science, insurance coverages, fire protection, catastrophe and weather risk, data management and many other fields. In the United States and around the world, Verisk Analytics helps customers protect people, property and financial assets.

Contact

Investor Relations

Eva Huston

Senior Vice President, Treasurer, and Chief Knowledge Officer

Verisk Analytics, Inc.

201-469-2142

eva.huston@verisk.com

David Cohen

Director, Investor Relations and Business Analytics

Verisk Analytics, Inc.

201-469-2174

david.e.cohen@verisk.com

Media

Rich Tauberman

MWW Group (for Verisk Analytics)

202-600-4546

rtauberman@mww.com

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results, levels of activity, performance or achievements. Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in the Company’s quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K and the prospectus with respect to this offering filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if the Company’s underlying assumptions prove to be incorrect, actual results may vary significantly from the original projections. Any forward-looking statement in this release reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events or otherwise.